EXHIBIT 99.2

INDEX OF FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-2
Statement of Assets Acquired and Liabilities Assumed at September 4, 2009	F-3
Notes to Statement of Assets Acquired and Liabilities Assumed	F-4

Report of Independent Registered Public Accounting Firm

Audit Committee, Board of Directors and Stockholders
Great Southern Bancorp, Inc.
Springfield, Missouri

We have audited the accompanying statement of assets acquired and liabilities assumed by Great Southern Bank (wholly owned subsidiary of Great Southern Bancorp, Inc.) pursuant to the purchase and assumption agreement dated September 4, 2009.  The Company’s management is responsible for this financial statement.  Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement.  An audit also includes assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of assets acquired and liabilities assumed referred to above is presented fairly, in all material respects, as of September 4, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/ BKD, LLP

Springfield, Missouri
November 9, 2009

Statement of Assets Acquired and Liabilities Assumed

September 4,
2009
(In Thousands)

Cash	$3,853
Due from banks	140,208

Cash and Cash Equivalents	144,061

Investment securities	23,066
Loans receivable, net of discount on loans purchased of $81,879	247,049
Foreclosed real estate	2,249
FDIC indemnification asset	62,211
Federal Home Loan Bank of Des Moines stock	5,879
Accrued interest receivable	1,432
Core deposit intangible	2,177
Mortgage servicing rights	708
Other assets	1,091

Total Assets Acquired	489,923

Liabilities:
Non-interest-bearing demand deposits	44,157
Interest-bearing demand and savings deposits	100,647
Time deposits	207,924

Total Deposits	352,728

Securities sold under reverse repurchase agreements with customers	304
Advances from Federal Home Loan Bank of Des Moines	74,607
Borrowings from the Federal Reserve Bank of Chicago	10,000
Repurchase agreements with commercial banks	3,211
Accrued interest payable	1,884
Advances by borrowers for taxes and insurance	777
Other liabilities	493
Deferred taxes	16,072

Total Liabilities Assumed	460,076

Net Assets Acquired	$29,847

See Notes to Statement of Assets Acquired and Liabilities Assumed.

Notes to Statement of Assets Acquired and Liabilities Assumed

Note 1 — FDIC-Assisted Acquisition of Certain Assets and Liabilities of Vantus Bank

On September 4, 2009, Great Southern Bank, a wholly owned subsidiary of Great Southern Bancorp, Inc., entered into a purchase and assumption agreement with loss share with the Federal Deposit Insurance Corporation (FDIC) to assume all of the deposits and certain assets of Vantus Bank, a full service thrift headquartered in Sioux City, Iowa.  This particular transaction was attractive to us for a variety of reasons, including:  the ability to expand into non-overlapping yet complementary markets; the attractiveness of immediate core deposit growth with low cost of funds; and the opportunities to enhance income and efficiency due to duplications of effort and decentralized processes.

Vantus Bank operated 15 locations in Iowa and Nebraska. Great Southern assumed approximately $350 million of the deposits of Vantus Bank at a premium of $1.7 million. Additionally, Great Southern purchased approximately $332 million in loans, additional loan commitments and $6 million of other real estate owned (ORE) at a discount of $75 million. The loans, commitments and ORE purchased are covered by a loss share agreement between the FDIC and Great Southern which affords Great Southern significant protection. Under the agreement, the FDIC has agreed to cover 80% of the losses on the loans, commitments and ORE up to $102 million, and 95% of losses that exceed that amount. In addition, Great Southern also purchased cash and cash equivalents and investment securities of Vantus Bank valued at $36 million, and assumed $84 million in borrowings from the Federal Home Loan Bank and the Federal Reserve Bank.

The assets acquired and liabilities assumed are presented at fair value on the date of acquisition, after adjustment for expected loss recoveries under the loss sharing agreement described below. Fair values for the categories of assets and liabilities were determined as described in Note 3 to the Statement of Assets Acquired and Liabilities Assumed.

Note 2 —Loss Sharing Agreement and FDIC Indemnification Asset

As part of the Purchase and Assumption Agreement, Great Southern and the FDIC entered into a loss sharing agreement. This agreement covers realized losses on loans and foreclosed real estate. Under this agreement, the FDIC will reimburse Great Southern for 80% of the first $102 million in realized losses. The FDIC will reimburse Great Southern 95% on realized losses that exceed $102 million. Realized losses covered by the loss sharing agreement include loan contractual balances (and related unfunded commitments that were acquired), accrued interest on loans for up to 90 days, the book value of foreclosed real estate acquired, and certain direct costs, less cash or other consideration received by Great Southern. This agreement extends for ten years for 1-4 family real estate loans and for five years for other loans. The value of this loss sharing agreement was considered in determining fair values of loans and foreclosed real estate acquired and is detailed below.

		Foreclosed
	Loans	Real Estate
	(In Thousands)
Initial basis for loss sharing determination	$331,551	$6,249
Non-credit premium/(discount)	(2,623)	---
Estimated fair value of asset	(247,049)	(2,249)

Anticipated realized loss	81,879	4,000
Assumed loss sharing recovery percentage	80%	80%

Estimated loss sharing value	65,503	3,200
Accretable discount on FDIC indemnification asset	(6,383)	(109)
FDIC indemnification asset	$59,120	$3,091

Note 3 — Basis of Presentation

Great Southern has determined that the acquisition of the net assets of Vantus Bank does constitute a business acquisition as defined by Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 805 (Statement of Financial Accounting Standards No. 141(R), Business Combinations (“SFAS No. 141(R)”)). Accordingly, the assets acquired and liabilities assumed are presented at their fair values as required by that statement. Fair values are determined based on the requirements of FASB ASC 820 (SFAS No. 157, Fair Value Measurements). In many cases the determination of these fair values requires management or others to make estimates about discount rates, future cash flows, market conditions and other future events that are highly subjective in nature and subject to change. Following is a description of the methods used to determine the fair values of significant assets and liabilities.

Cash and due from banks: These items are very liquid and short-term in nature. The contractual amount of these assets approximates their fair values.

Investment securities: The fair values used by Great Southern were obtained from an independent securities firm, and represent bid market indications for the identical securities. The fair values obtained were primarily the result of actual trading desk reviews of trades of similar bonds and evaluations of actual bids on some of the bonds.

Loans receivable: Management determined the value of the loan portfolio based on work provided by a qualified independent appraiser. Factors considered in the valuation were projected cash flows for the loans, type of loan and related collateral, classification status, fixed or variable interest rate, term of loan and whether or not the loan was amortizing, and current discount rates. Loans were grouped together according to similar characteristics and were treated in the aggregate when applying various valuation techniques. Great Southern management also estimated the amount of credit losses that were expected to be realized for the loan portfolio. The discounted cash flow approach was used to value each pool of loans. For non-performing loans, fair value was estimated by calculating the present value of the recoverable cash flows using a discount rate based on comparable corporate bond rates.

FDIC Indemnification Asset: This loss sharing asset is measured separately from the loan portfolio because it is not contractually embedded in the loans and is not transferable with the loans should Great Southern choose to dispose of them. Fair value was estimated using projected cash flows available for loss sharing based on the credit adjustments estimated for each loan pool and the loss sharing percentages. These cash flows were discounted to reflect the uncertainty of the timing and receipt of the loss sharing reimbursement from the FDIC.

Foreclosed Real Estate: Foreclosed real estate is presented at the value management expects to receive when the property is sold, net of related costs of disposal plus the projected cash flows related to the FDIC loss sharing agreement.

Federal Home Loan Bank of Des Moines Stock: The FHLB requires member banks to purchase its stock as a condition of membership and varies based on the level of FHLB advances. This stock is generally redeemable and is presented at the redemption value.

Core Deposit Intangible: This intangible asset represents the value of the relationships Vantus Bank had with its deposit customers. Management determined this value based on work provided by a qualified independent appraiser.

Mortgage servicing rights: This intangible asset represents the value of the relationships Vantus Bank had with its customers whose loans Vantus Bank services. Management determined this value based on work provided by a qualified independent appraiser.

Deposit liabilities: The fair values disclosed for demand and savings deposits are, by definition, equal to the amount payable on demand at the reporting date. The fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated contractual maturities on such time deposits. Management retained the services of a qualified appraiser to determine these values.

Advances from the Federal Home Loan Bank of Des Moines: The fair values for FHLB advances are estimated using a discounted cash flow calculation that applies interest rates currently being offered on advances to a schedule of aggregated contractual maturities on such advances. Management retained the services of a qualified appraiser to determine these values.

Borrowings from the Federal Reserve Bank of Chicago: The Borrowings from the Federal Reserve Bank of Chicago matured daily and were payable on the next business day following September 4, 2009, which was September 8, 2009. Great Southern Bank repaid this amount in full on September 8, 2009. The fair value disclosed for Borrowings from the Federal Reserve Bank of Chicago are equal to the amount payable at the reporting date.

Repurchase agreements with commercial banks: The fair values for repurchase agreements with commercial banks are estimated using a discounted cash flow calculation that applies interest rates currently being offered on repurchase agreements to a schedule of aggregated contractual maturities on such repurchase agreements. Management retained the services of a qualified appraiser to determine these values.

Deferred taxes: Deferred taxes relate to the differences between the financial statement and tax bases of assets acquired and liabilities assumed in this transaction. Deferred taxes are reported based upon the principles in FASB ASC 740 (SFAS No. 109, Accounting for Income Taxes).

 Note 4 — Facilities and Equipment

Great Southern did not acquire the real estate, banking facilities, furniture or equipment of Vantus Bank as part of the Purchase and Assumption Agreement. However, Great Southern has the option to purchase the real estate and furniture and equipment from the FDIC. The term of this option expires after 90 days, unless extended by the FDIC. Acquisition costs of the real estate and furniture and equipment will be based on current appraisals and determined at a later date. Currently all banking facilities and equipment are leased from the FDIC on a month-to-month basis. Great Southern anticipates buying all primary banking center buildings available for purchase from the FDIC.

Note 5 — Investment Securities

The fair value of securities acquired is as follows at September 4, 2009:

	Fair	Tax-equivalent
	Value	Yield
	(In Thousands)

U.S. government agency debt obligations	$4,000	3.00%
U.S. government agency mortgage-backed securities	14,402	4.15
States and political subdivisions	4,664	5.15

	$23,066	4.15%

Advances from the Federal Home Loan Bank of Des Moines and Borrowings from the Federal Reserve Bank of Chicago are secured in part by these securities at September 4, 2009. (See “Note 8 — Advances from Federal Home Loan Bank of Des Moines” and “Note 9 — Borrowings from the Federal Reserve Bank of Chicago”).

The estimated fair value of debt securities at September 4, 2009 are shown below by contractual maturity. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties. Mortgage-backed securities are shown in the “securities not due on a single maturity date” caption as they generally have monthly payments of principal and interest which vary depending on the payments made on the underlying collateral for these securities.

Fair
Value
(In Thousands)

Due within one year	$468
Due after one through five years	5,853
Due after five through ten years	2,343
Securities not due on a single maturity date	14,402

$23,066

Note 6 — Loans Receivable, Net

The composition of loans receivable acquired, net, at September 4, 2009 is as follows:

		Contractual Interest Rate
	(In Thousands)

Residential mortgages	$70,600	6.61%
Construction and land development loans	29,970	6.15
Commercial real estate loans	110,495	7.70
Commercial and other loans	120,486	7.81

Contractual balance of loans acquired	331,551	7.37%
Fair value discount on loans purchased	(84,502)

	$247,049

Note 7 — Deposits

Deposit liabilities assumed are composed of the following at September 4, 2009:

		Contractual Interest Rate
	(In Thousands)

Non-interest-bearing accounts	$44,157	---%
Interest-bearing checking and savings accounts		100,647.27
Certificates of deposit	205,110	3.12

	349,914	1.90%
Fair value adjustment	2,814
	$352,728

The face value of certificates of deposit at September 4, 2009 are shown below by contractual maturity.

Certificates of Deposit Due In:
(In Thousands)

2009	$65,993
2010	106,340
2011	18,345
2012	11,131
2013	1,901
Thereafter	1,400
$205,110

Note 8 — Advances from Federal Home Loan Bank of Des Moines

As of September 4, 2009, there were $74,250,000 in borrowings outstanding from the FHLB. The borrowings were secured by FHLB stock and a blanket lien on mortgages and securities equal to at least 150% of the total advances outstanding. Most of the advances mature in less than one year and are at fixed interest rates. Therefore, the advances were recorded at their estimated fair value, which was derived using a discounted cash flow calculation that applies interest rates currently being offered on similar advances to the scheduled contractual maturities on the outstanding advances. As of September 4, 2009, the fair value of advances outstanding from the FHLB was $74,607,000.

The composition of FHLB advances assumed at September 4, 2009, follows:

Advances due in:		Contractual Interest Rate
	(In Thousands)

2009	$73,000	1.96%
Thereafter	1,250	5.45

	74,250	2.02%
Fair value adjustment	357
	$74,607

Including the fair value adjustment recorded, the effective interest rate on FHLB advances was 0.66% as of September 4, 2009.

Note 9 — Borrowings from the Federal Reserve Bank of Chicago

As of September 4, 2009, there were $10,000,000 in borrowings outstanding from the Federal Reserve Bank. The borrowings were secured by a blanket lien on mortgages and securities equal to at least 150% of the total borrowings outstanding. The borrowings matured daily and were payable on the next business day following September 4, 2009, which was September 8, 2009. Great Southern Bank repaid this amount in full on September 8, 2009. The fair value disclosed for Borrowings from the Federal Reserve Bank of Chicago are equal to the amount payable at the reporting date. The effective interest rate on borrowings outstanding from the Federal Reserve Bank was 1.00% as of September 4, 2009.

Note 10 — Repurchase Agreement with Commercial Banks

As of September 4, 2009, there were $3,000,000 in repurchase agreements outstanding with a commercial bank. The borrowings were secured by securities equal to at least 110% of the total borrowings outstanding. The repurchase agreement matures in 2013. The repurchase agreement was recorded at its estimated fair value, which was derived using a discounted cash flow calculation that applies interest rates currently being offered on similar borrowings to the scheduled contractual maturity on the outstanding borrowing. As of September 4, 2009, the fair value of repurchase agreements outstanding from the FHLB was $3,211,000.

The composition of repurchase agreements assumed at September 4, 2009, follows:
Due in:		Contractual Interest Rate
	(In Thousands)

2013	$3,000	4.68%

	3,000	4.68%
Fair value adjustment	211
	$3,211

Including the fair value adjustment recorded, the effective interest rate on repurchase agreements was 2.84% as of September 4, 2009.

Note 11 — Deferred Income Taxes

The deferred tax liability of $16,072,000 as of September 4, 2009 is solely related to the differences between the financial statement and tax bases of assets acquired and liabilities assumed in this transaction.

Note 12 — Net Assets Acquired

Under the terms of the Purchase and Assumption Agreement, the FDIC agreed to transfer net assets to Great Southern at a discount of $75 million to compensate Great Southern for losses not covered by the loss sharing agreement and troubled asset management costs. Great Southern also agreed to pay a premium to the FDIC of $1.7 million for the deposits, resulting in a net purchase discount of $73.3 million. Details related to the transfer at September 4, 2009 are as follows (in thousands):

Net assets (liabilities) as determined by the FDIC(1)	$(58,209)
Cash transferred by the FDIC	131,300

Net assets per Purchase and Assumption Agreement	73,091

Purchase accounting adjustments:
Investment securities	(353)
Loans	(84,502)
Foreclosed real estate	(4,000)
FDIC indemnification asset	62,211
Deposits	(2,814)
FHLB advances	(357)
Repurchase agreement with commercial banks	(211)
Core deposit intangible	2,177
Mortgage servicing rights	708
Deferred taxes	(16,072)
Other adjustments	(31)

Net assets acquired	$29,847

(1)	Subsequent to the initial transfer, the FDIC made adjustments to the initial net liability amounts as determined by the FDIC, resulting in an increase in net liabilities of approximatey $170,000. Great Southern anticipates settling this difference, along with other differences identified by the FDIC or Great Southern, with the FDIC at a future date.

Note 13 — Subsequent Events

Management has evaluated subsequent events through the time of filing this Current Report on Form 8-K/A on November 9, 2009.